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                                                                     Exhibit 5.1

              [LETTERHEAD OF LEBOEUF, LAMB, GREENE & MacRae L.L.P.]

                              125 West 55th Street
                             New York, NY 10019-5389
                                 (212) 424-8000
                            Facsimile: (212) 424-8500

                                                July 3, 2003

Trump Casino Holdings, LLC
Trump Casino Funding, Inc.
1000 Boardwalk
Atlantic City, New Jersey 08401

        Re: Registration Statement on Form S-4 (File No. 333-104916)
            --------------------------------------------------------

Dear Sirs:

     We have acted as counsel for Trump Casino Holdings, LLC, a Delaware limited liability company ("TCH") and Trump Casino Funding, Inc., a Delaware corporation ("Funding" and, together with TCH, the "Issuers"), and the Guarantors identified below in connection with the preparation and filing with the Securities and Exchange Commission by the Issuers and the Guarantors of a registration statement on Form S-4, File No. 333-104916 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act") of (i) up to $425,000,000 principal amount of 11-5/8% First Priority Mortgage Notes due 2010 (the "First Priority Exchange Notes"), (ii) up to $50,000,000 principal amount of 17-5/8% Second Priority Mortgage Notes due 2010 (the "Second Priority Exchange Notes"), and (iii) the joint and several guarantees of the First Priority Exchange Notes and the Second Priority Exchange Notes by the Guarantors (collectively, the "Guarantees"). Pursuant to the Registration Statement, the Issuers are offering, in two concurrent exchange offers, First Priority Exchange Notes for an equal principal amount of their outstanding 11-5/8% First Priority Mortgage Notes due 2010 (the "Original First Priority Notes"), and Second Priority Exchange Notes for an equal principal amount of their outstanding 17-5/8% Second Priority Mortgage Notes due 2010 (the "Original Second Priority Notes" and, together with the Original First Priority Notes, the "Original Notes"). The Original Notes were issued and sold in transactions exempt from registration under the Act. The Original First Priority Notes were issued, and the First Priority Exchange Notes will be issued, pursuant to an indenture (the " First Note Indenture"), dated as of March 25, 2003, among the Issuers and U.S. Bank, National Association, as trustee, and each of the following entities as guarantors: Trump Marina Associates, L.P., a New Jersey limited

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Trump Casino Holdings, LLC
Trump Casino Funding, Inc.
July 3, 2003
Page 2

partnership, Trump Marina, Inc., a New Jersey corporation, Trump Indiana, Inc., a Delaware corporation, Trump Indiana Realty, LLC, a Delaware limited liability company, THCR Management Holdings, LLC, a Delaware limited liability company, and THCR Management Services, LLC, a Delaware limited liability company (collectively, the "Guarantors"). The Original Second Priority Notes were issued, and the Second Priority Exchange Notes will be issued, pursuant to an indenture (the "Second Priority Note Indenture"), dated as of March 25, 2003, among the Issuers, U.S. Bank, National Association, as trustee, and the Guarantors. The First Priority Exchange Notes and the Second Priority Exchange Notes are referred to herein collectively as the "Exchange Notes" and the First
Note Indenture and the Second Note Indenture are referred to herein collectively as the "Indentures." The Exchange Notes will be issued upon consummation of the exchange offers described in the Registration Statement (the "Exchange Offers"). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Registration Statement.

     In connection with the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement and (ii) the Indentures. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Issuers and Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In connection with this opinion, we have assumed that the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and that the Exchange Notes will be issued and exchanged for Original Notes in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement. We have also assumed that the Indentures have been duly authorized, executed and delivered by the Trustee.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. When the Exchange Notes have been duly executed by the Issuers and authenticated by the Trustee in accordance with the Indentures and exchanged by the Issuers for Original Notes pursuant to the Exchange Offers, the Exchange Notes will be legally issued and will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their respective terms.

     2. When the Exchange Notes have been duly executed by the Issuers and authenticated by the Trustee in accordance with the Indentures and exchanged by the Issuers for Original Notes pursuant to the Exchange Offers, the Guarantees, when duly executed by the Guarantors,

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Trump Casino Holdings, LLC
Trump Casino Funding, Inc.
July 3, 2003
Page 3

will be valid and binding obligations of the Guarantors, enforceable against each Guarantor in accordance with their respective terms.

     The foregoing opinions are subject to the effects of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance and similar laws from time to time in effect affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

     The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of New York and the State of New Jersey, the Delaware General Corporation Law and the Delaware Limited Liability Company Act and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. The opinions expressed herein relating to matters of New Jersey law are based entirely on the opinion of Graham, Curtin & Sheridan, a Professional Association, a copy of which is filed as an exhibit to the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

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Trump Casino Holdings, LLC
Trump Casino Funding, Inc.
July 3, 2003
Page 4

                                             Very truly yours,

                                             LeBoeuf, Lamb, Greene & MacRae LLP